UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2015

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-55364	36-4787690
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Suite 400, 41 University Drive
Newton, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 809-2018

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On October 16, 2015, Amanda Tseng informed Helius Medical Technologies, Inc. (the “Company”) that she was resigning as Chief Financial Officer (“CFO”) of the Company. Ms. Tseng’s resignation from her role at the Company was effective October 19, 2015.

     On October 19, 2015, the Board of Directors of the Company (the “Board”) appointed Joyce LaViscount, Director of the Company, as CFO and Chief Operating Officer of the Company, effective October 19, 2015. Ms. LaViscount will continue in her role as a member of the Board of Directors.

     Ms. LaViscount, 53, has served as one of the Company’s directors since March 2, 2015. Ms. LaViscount was at MM Health Solutions (formerly MediMedia Health) from July 2012 until August 2015 where she served as Chief Operating Officer and CFO for the marketing services company. Concurrent with her role at MediMedia Health, Ms. LaViscount also served as the CFO for MediMedia Pharmaceutical Solutions from January 2014 until February 2015. Prior to joining MM Health Solutions, Ms. LaViscount was Executive Director/Group Controller North America for Aptalis Pharmaceuticals (2010 to 2012). From 2004 to 2009 Ms. LaViscount worked for Endo Pharmaceuticals in a variety of roles, including Chief Accounting Officer, VP-Investor Relations and Corporate Communications, and VP Finance Operations, as well as operational roles in Sales Operations and Training and Corporate Strategy Development. Ms. LaViscount’s pharmaceutical industry experience also includes more than 15 years in finance at Bristol-Myers Squibb and Pharmacia. Ms. LaViscount began her career with Ernst & Young and is a New Jersey Certified Public Accountant and has Bachelor of Arts in Business with a concentration in Accounting from Franklin and Marshall College.

     In connection with her appointment as CFO and COO, Ms. LaViscount’s annual base salary will be $300,000, and she will be eligible to receive a target annual bonus of 25% of her annual base salary conditioned upon achievement of Company and individual goals. In addition, Ms. LaViscount was granted an option to purchase 750,000 shares of the Company’s common stock, at an exercise price equal to a price 5% higher than the closing price of the Company’s common stock on the grant date. Twenty-five percent of the shares subject to the option vest on the grant date. An additional 25% of the shares subject to the option will vest every six months.

     Ms. LaViscount has not engaged in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Item 8.01 Other Events.

     On October 21, 2015, the Company issued a press release to announce the executive leadership changes discussed above. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release, dated October 21, 2015

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: October 22, 2015

By:/s/ Philippe Deschamps
Name: Philippe Deschamps
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated October 21, 2015